EMPLOYMENT CONTRACT dated 1 of April 1998


          1st Party                     Pritech Corporation Limited
                                        a Company incorporated in New Zealand
                                        and having its registered office at
                                        Auckland.
                                        Employer


          2nd Party                     Gary Spencer Elmes
                                        of Auckland, Consultant.
                                        Executive


CONTRACT:

The Employer agrees to employ the Executive and the Executive accepts employment on the terms and conditions set out in Schedules I, II and III. The terms and conditions set out in these schedules supersedes any other employment arrangements that may have existed between the Executive and the Employer prior to the signing of this contract.


SIGNED by the Employer by its authorised     ) X  [ILLEGIBLE]
officer name to be included                  )    -----------------------------
in the presence of:                          )    Director
                                             )
                                             ) X  [ILLEGIBLE]
                                             )    -----------------------------
                                             )    Director


SIGNED by the Executive                      )
Gary Spencer Elmes                           ) X  [ILLEGIBLE]
in the presence of:                          )    -----------------------------


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                                   SCHEDULE I

Term                     Meaning

Annual Leave             20 Working days per annum.

Commencement Date        The 1st day of April 1998.

Company                  The Employer, Pritech Corporation limited.

Escrow period            The  period  commencing  on the  commencement  date and
                         ending on 30 September 2000.

Notice                   90 days.

Minimum Hours            8 hours per Working Day; and
                         40 hours per week.

Payment Provisions       Payments  will be made  monthly on the 30th day of each
                         month by direct credit.

Position                 Senior Consultant at Auckland.

Position Description     To be advised

Salary                   $120,000 per annum.

Bonus Salary             $20,000, to be paid in full, within 3 months of the end
                         of each of the Company's financial years, provided the Employer's net pre tax profit targets for that year are met. Progress towards such targets shall be estimated, and a proportionate instalment of the Bonus paid, quarterly. If such profit target is not met in any year then that year's Bonus Salary shall abate by the same proportion as the actual net pre tax profit falls short of the target. Any adjusted sum shall be paid or refunded at the time the final payment for that year is due.

Special Leave            10 Working Days.


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                                   SCHEDULE II


To:  The Executive

Your general conditions of employment are:


1.   INTERPRETATION

     Definitions

1
     Term                     Meaning

     Act                      The Employment Contracts Act 1991

     Working Day              Any day of the week other than:

                              a.   Saturday and Sunday.

                              b. Any public holiday within the meaning of s.7A of the Holidays Act 1981.

     Interpretation

2    In this contract:

     a.   Unless  the  context  otherwise  requires  terms  given a  meaning  in
          Schedule I and clause 1.1 have that meaning.

     b.   Clause headings are for reference purposes only.


2.   TERM OF CONTRACT

1 Neither party shall terminate this contract (other than for serious misconduct or poor performance) during the Escrow Period.

2 After the expiry of the Escrow Period your employment shall continue on the terms and conditions set out in this contract.


3.   COMMENCEMENT DATE

1    You must commence work on the Commencement Date.


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4.   WORK

1    You must carry out from the Commencement Date:

     a.   the work in the Position Description; and

     b.   all other work which the Employer reasonably requires you to do.


5.   HOURS OF WORK

1    You must work the Minimum Hours.

1 You may have to work such additional hours as may reasonably be required to properly carry out your duties.


6.   PAYMENT

1    You will be paid the Salary in accordance with the Payment Provisions.

2 All other payments due to you will be paid in accordance with the Payment Provisions unless stated otherwise.


7.   ANNUAL LEAVE

1 The Employer acknowledges and accepts your continuity of service with the Company and recognises that your Annual leave for the year ending 31 March 1998 shall become due on the Commencement Date. Annual Leave for subsequent years shall become due on the anniversaries of the Commencement Date.

2 You may take paid Annual Leave by arrangement between yourself and the Employer but if you cannot agree then at times fixed by the Employer. The Employer will make reasonable endeavours to accommodate your wishes for timing of Annual Leave.

3 You are required to use each year's annual holiday entitlement within 24 months of its becoming due, or you may forfeit accrued annual holiday entitlement in excess of your minimum entitlement under the Holidays Act 1981.

4 Failure to take your leave when reasonably required by the Employer may be treated by the Employer as serious misconduct by you.


8.   SPECIAL LEAVE

1
     a. You will be entitled to paid Special Leave in each 12 month period of employment.


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     b.   Special Leave under this clause may be taken only when:

          i.   you are sick;

          ii.  your spouse or partner is sick;

          iii. your dependant child or dependant parent or the parent of your spouse or partner is sick;

          iv.  you suffer a bereavement.

     c. At least 4 hours notice of your intention to take Special Leave must be given unless impracticable.

     d. You are entitled to accrue up to 120 days personal sick leave unused but no payment will be made to you for any unused sick leave on termination of your employment for any reason.

     e. Where leave is taken because of sickness, you may be required to produce a medical certificate.

2 The provisions of Section 30A of the Holidays Act 1981 apply to Special Leave under this Contract except to the extent that they are modified by clause 7.1.


9.   EXECUTIVE'S DUTIES

1    You must:

     a. Diligently and faithfully serve the Employer and use your best endeavours to promote and protect the Employer's interests;

     b. Carry out and comply with all lawful directions which you are given by the Employer; and

     c. Devote your efforts during normal business hours and other necessary times to the discharge of your duties.


10.  ABANDONMENT OF EMPLOYMENT

1 You will be deemed to have terminated employment if you are absent from work for a continuous period of 5 Working Days without notifying the Employer.


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11.  NOTICE

1 After the expiry of the Escrow Period you may terminate your employment at any time by giving Notice in writing to the Employer.

2 The Employer shall not (other than for serious misconduct or poor performance) terminate your employment prior to the expiry of the Escrow period, but thereafter if the Employer terminates your employment in circumstances requiring notice, the specified Notice, in writing, will be given to you.

3    The Employer may pay Salary in lieu of notice.


12.  TERMINATION ON MEDICAL GROUNDS

1 If you are prevented by accident or ill health from carrying out your duties under this agreement:

     a. You will continue to receive your full salary and allowances for a period of 120 working days and must, if required, furnish the Employer with medical evidence of your incapacity and its cause to the satisfaction of the Employer;

     b. If your incapacity continues for more than 120 working days or you are incapacitated at different times for more than 120 working days in any 12 month period then in either of those cases the Employer may terminate your employment without notice or compensation in lieu of notice;

     c. If at any time in the opinion of a medical practitioner nominated by the Employer you have become permanently disabled or incapacitated, the Employer may terminate your employment without notice or compensation in lieu of notice.


13.  TERMINATION FOR SERIOUS MISCONDUCT

1 The Employer may at any time terminate your employment without notice for serious misconduct which includes (but is not limited to):

     a.   Dishonesty.

     b. Refusal to carry out your duties or to carry out any proper and lawful instruction given by the Employer or any other person acting with the Employer's authority.

     c.   Physical violence against any person on the Employer's premises.

     d. Being at work under the influence of alcohol or non-prescription drugs.


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     e.   Repeated or persistent breaches of these terms and conditions.

     f.   Being adjudicated bankrupt.

     g.   Being convicted of any crime:

          i.   involving dishonesty; or

          ii. for which you are sentenced to any term of periodic detention or imprisonment.


14.  PROCEDURES IN RESPECT OF SERIOUS MISCONDUCT

1 In considering any alleged serious misconduct, the Employer will observe the principles of natural justice. In particular, and without limitation, you will be entitled to see or hear (as appropriate) any evidence of the alleged misconduct being considered by the Employer.

2 The following procedure will be followed if you are suspected of serious misconduct.

     a.   The  Employer  will  enquire  into  the   circumstances   as  soon  as
          practicable after they come to the Employer's notice and give you reasonable opportunity to comment on the matter.

     b. You may be represented at all stages throughout the enquiry (other than at any meeting convened as a matter of urgency to discuss suspension).

     c. The Employer may temporarily suspend you from work for up to 5 Working Days on pay until the Employer makes a decision but you must first be given an opportunity (which may be brief) to comment on suspension.

     d. If after hearing your explanation the Employer is satisfied that there has been serious misconduct, the Employer may terminate your employment without notice or on other terms which the Employer considers appropriate.


15.  HEALTH AND SAFETY

1 You must co-operate in making all areas of employment healthy and safe working places. In particular you must:

     a.   Observe and practice safe work methods.

     b.   Comply with all codes of practice relevant to the Employer's business.

     c. Comply with any policies of the Employer relating to health and safety in employment.


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16.  IMPLIED TERMS

1 The terms implied by law in employment contracts are implied in this contract unless they are inconsistent with it and less beneficial to you.


17.  SEVERANCE

1 Any illegality, unenforceability or invalidity in this contract will not affect the rest of it which will remain in full force and effect.


                                  SCHEDULE III

To:  The Executive

Your special conditions of employment are:


18.  ADDITIONAL BENEFITS

1    The Employer will:

     a. Pay all business call charges incurred by you from your private and cellular telephones.

     b.   Pay all your Internet connection and user charges.

     c. Pay all reasonable travel expenses incurred in the performance of your duties on presentation of valid accounts.

     d. Reimburse you for all expenses incurred by you in relation to your duties on presentation of valid accounts.

     e. Pay up to $500 towards subscriptions or levies for your membership of professional organisations and for professional publications chosen by you with the Employer's approval.

     f. Pay your Medical Insurance premiums. You may elect to have your spouse and dependent children included in your Medical Insurance scheme at your own expense. The Employer will, if required, facilitate this and will be entitled to deduct the appropriate proportion of the premium from your salary.


19.  CONFIDENTIALITY


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1    In the course of your work for the Employer, you are likely to become aware of information which is commercially  sensitive or valuable to the Employer
     (and/or  its   subsidiary   or   associated   companies)   concerning   its
     organisation, marketing, finance of other affairs and possibly also trade secrets or secret processes which are commercially sensitive or valuable. You must not:

     a. Reveal any such information to anyone without the express written authority of the Employer; or

     b.   Use or attempt to use it in any manner  which may injure or cause loss
          either   directly  or  indirectly  to  the  Employer  or  any  of  its business(es).

2 The obligation to keep such information confidential continues after termination of employment. On termination you must return books, manuals or other documents and all electronic data which you have received, made or copied in the course of your employment with the Company.

     This obligation applies to all information whether or not it is recorded or memorised and includes information which is or may be of use to any of the Employer's competitors


20.  DISCLOSURE OF DISCOVERIES ETC

1 You must disclose to the Employer full details of all inventions, designs, improvements and discoveries relating to the Employer's business and made by you in the course of your employment.

2 All such inventions, designs, improvements and discoveries will be the sole property of the Employer.

3 You must assist the Employer in doing everything necessary (at the Employer's expense) to:

     a. obtain letters patent and vest the full and exclusive title to the letters patent and to any copyright in drawings, plans or diagrams relating to such inventions, designs, improvements and discoveries in the name of the Employer; and

     b.   protect them against infringement by others.

4 You irrevocably appoint the Employer as your attorney to undertake all such action on your behalf in your name if you fail to do so.


21.  INTELLECTUAL PROPERTY RIGHTS


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1    You must not directly or indirectly contest any of the Employer's rights or those of any associate or licensee of the Employer in respect of any patent, design, trademark, copyright or other right used in connection with the Employer's business.


22.  NO COMPETING INVESTMENTS

1 You must not directly or indirectly invest in or be involved with any company or business which trades with, or is a customer of the Employer, or competes with the Employer, without the Employer's consent but you may purchase for investment purposes only shares, debentures, or other securities (not carrying the right to control) in any company whose shares are listed on a recognised stock exchange.

2 Nothing in this clause 23 prevents you from holding not more than 5% of the issued securities of any entity whose securities are for the time being listed on any recognised stock exchange whether in New Zealand or elsewhere.


23.  NO COMPETITION WITH EMPLOYER

1 You must not without the Employer's written consent be directly or indirectly interested, engaged or concerned, at any place in New Zealand in any business in substantial competition with the Employer, either on your own account or as a partner with, or as an employee of any other person or as a shareholder, director, officer, consultant, advisor or employee of any firm or person or directly or indirectly assist financially any such business;

     a. during employment with the Employer (whether in regular working hours or otherwise); and

     b. for the period of 90 days from the end of the Escrow Period or the valid termination of your employment with the Employer whichever is the later.

2 You must not, during the periods referred to above, on behalf of any other person, firm or limited company, canvass or solicit business for or from any customer of the Employer or its subsidiary companies.

3    For the purposes of this clause 23:

     a. "in substantial competition with the Employer" means, offering for sale or reward any specific product also offered by the Employer, or offering any service using the same tool-sets as any tool-sets used by the Employer during


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          the term of your employment. Use of any generic professional, business or technical skills used by you in the delivery of any product or service but not specific to any particular product offered or tool-set used by the Employer shall not of itself constitute substantial competition with the Employer.

     b. "A customer" includes any person or firm which was a customer of the Employer at any time during your employment or within the one year following termination of your employment.

4 You acknowledge that the restrictive covenants in this clause 23 are reasonable and necessary in order to protect and maintain the proprietary interests and other legitimate business interests of the Employer.


24.  MANAGEMENT OF THE COMPANY

1 In addition to your executive duties you will be appointed a Director of the company.

2    Your Directorship shall continue during the Escrow Period.

3 You and your fellow Directors shall continue to manage the company during the Escrow Period without any material change to your current management policies and practise or to the direction of the business of the company or to accounting policies, provided that:

     a.   the company meets agreed financial and business targets; and

     b. the profit and loss budgets agreed with the company's shareholder are achieved; and

     c. you remain as a director and employee of the company. Should the Employer use its voting control of the company to breach its obligations under this clause then you shall be released from the restraints provided in clause 23 and the Escrow period shall be deemed to be at an end.


25.  NO OTHER DIRECTORSHIP

1 You must not accept office as a director of any company during your employment without the prior written consent of the Employer.


26.  RESIGNATION AS DIRECTOR

1    If your employment is terminated you must resign from:


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     a.   any directorship of the Employer and its related companies; and

     b. any other directorship to which you have been appointed to in the course of your employment under this agreement.

2 You irrevocably appoint the Employer as your attorney to resign on your behalf and in your name if you fail to do so.


27.  PERFORMANCE AND SALARY REVIEW

1    There  will be no review of your  performance  or salary  during the Escrow
     Period.

2 The Employer will review your performance and salary at the end of the Escrow Period and thereafter at six monthly intervals.

3 You must co-operate with the Employer on each review and provide all information held by you which is relevant to the review.

4    The Employer will take into account:

     a. Your efficiency and competence in carrying out your duties and meeting any established targets;

     b. Your relationship with other staff and public relations with the Employer's customers;

     c. Your other personal attributes including versatility, judgement and productivity;

     d. Prevailing New Zealand market conditions and trends in remuneration and other terms of employment for executives in similar roles and with similar responsibilities.

     e. Any other arrangements which have been set in place between you and the Employer concerning your work.

5 A copy of a written summary of the review will be given to you when the review is completed but will not be disclosed to any other staff member with the exception of those who have a proper interest in considering the review.

6 The Employer may review your performance at any other times the Employer considers appropriate.


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28.  POOR PERFORMANCE

1 Notwithstanding the provisions of the preceding clause 27, if the Employer considers that your performance is substantially below the Employer's reasonable expectations, the Employer will:

     a.   Meet with you and

          i.   discuss the reasons for dissatisfaction;

          ii.  discuss the steps expected of you to improve performance;

          iii. discuss the consequences of your failure to improve including any prospect of dismissal;

          iv. give you an assessment period (not less than 3 months) within which to meet the Employer's performance criteria.

     b.   After the meeting give you a written record of the matters discussed.

     c. Hold regular meetings with you to discuss progress during the assessment period.

     d. At the end of the assessment period meet with you and advise you of the Employer's assessment of the improvement (if any) and the Employer's intended course of action.

     e.   Provide you with a further  opportunity to comment.

     f.   Provide you with a written record of the last meeting.

2    You may be represented at any of the meetings referred to in clause 28.1.

3 The Employer in reviewing your performance will observe the principles of natural justice but, if after a full and unbiased consideration of all relevant matters the Employer considers that your performance standards have not been met and your explanation is unacceptable, may, after giving you Notice as provided for in this contract, dismiss you.


29.  REDUNDANCY

1 In this clause "redundancy" means a situation where your employment may be terminated because there is not enough work available in your position. There shall be no redundancy during the Escrow Period. In a redundancy situation the restraints provided for in clause 23 shall not apply.


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2    If the Employer considers you may become redundant, the Employer will:

     a.   consult you a reasonable time in advance; and

     b.   discuss the reasons for the proposed redundancy; and

     c.   the reasons for selecting you.

3 If your position is to be made redundant, the Employer will discuss possible redeployment with you.

4 The Employer will give you at least 3 months notice of termination of employment for redundancy or will pay you at least 3 months pay in lieu of notice.

5    No other amount is payable for termination of employment for redundancy.

6    Clause 29.4 does not apply if:

     a.   the Employer offers you reasonable alternative employment in Auckland;
          or

     b. a third party offers you employment in Auckland on substantially the same conditions.


30.  CONFLICT

1 These Special Conditions take priority over the General Conditions if there is any conflict.


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